COLLINS INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

  INTRODUCTION

  The purpose of this Plan is to provide eligible executives of Collins Industries, Inc. and its affiliated entities with a means of accumulating additional funds for retirement on a tax-deferred basis. This Plan is designed and shall at all times be administered as an unfunded arrangement and not a qualified arrangement under Section 401(a) of the Internal Revenue Code of 1986, as amended.

  DEFINITIONS

    "Administrator" means the Board or its designee.
    "Beneficiary" means the person who becomes entitled to receive a Participant's Deferred Benefit Account in the event of the Participant's death. The Participant may designate a primary and contingent Beneficiary by filing a written notice of such designation with the Administrator in the manner prescribed by and acceptable to the Administrator. The Participant may from time to time change the designated Beneficiary by filing a new designation in writing with the Administrator. If no designation is in effect at the time any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate.
    "Board" means the Board of Directors of the Sponsor or any committee thereof acting within the scope of its authority.
    "Compensation" means the Participant's base salary and incentive compensation paid by his Employer with respect to services rendered by such Participant during a Plan Year.
    "Deferral Contributions" means the portion of a Participant's Compensation that is credited to his Deferred Benefit Account pursuant to a Compensation reduction agreement by and between the Participant and his Employer.
    "Deferred Benefit Account" means the bookkeeping account and sub-account(s) maintained by the Employer to reflect each Participant's interest in the Plan.
    "Determination Date" means the last day of each calendar quarter, and such other more frequent dates as the Administrator shall specify as of which a Participant's Deferred Benefit Account is determined in accordance with Article IV.
    "Disability" means a permanent physical or mental impairment that renders a person incapable of continuing to perform satisfactory services for the Employer and qualifies such person for disability benefits under the Employer's long term disability plan. If no such long term disability plan is maintained by the Employer or the person is not a participant in such plan, then the determination of whether a Participant is permanently disabled shall be made by the Administrator upon the basis of competent medical advice obtained in the sole discretion of the Administrator.
    "Effective Date" means January 1, 2002, the effective date of this Plan.
    "Employer" means the Sponsor and its affiliated entities, if any, that are authorized by the Sponsor to participate in the Plan.
    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
    "Participant" means an employee of the Employer who has met the eligibility requirements for participation, or a former employee who has a Deferred Benefit Account maintained on his behalf.
    "Plan" means this Collins Industries, Inc. Deferred Compensation Plan, as amended from time to time.
    "Plan Year" means (i) with respect to the initial Plan Year, the period commencing on the Effective Date of the Plan and ending on December 31, 2002, and (ii) with respect to each Plan Year thereafter, the twelve month period beginning each January 1 and ending on the following December 31. Notwithstanding the foregoing, if a Participant commences participation in the Plan after the first day of any calendar year, then his initial "Plan Year" shall commence on his date of participation and end on the following December 31.
    "Sponsor" means Collins Industries, Inc. or any successor entity.

  PARTICIPATION AND COMPENSATION REDUCTION

    Participation. Participation in the Plan shall be limited to employees of an Employer who (i) qualify for inclusion in a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA, (ii) are not eligible to participate in the Sponsor's tax-qualified 401(k) savings plan, and (iii) are designated by the Administrator as being eligible to participate. If the Administrator determines in good faith that a Participant no longer qualifies as being a member of a "select group of management or highly compensated employees," the Administrator shall direct the Employer to (i) terminate the Participant's Compensation reduction agreement then effect, (ii) prevent the Participant from making future Deferral Contributions, and/or (iii) immediately pay any amounts then due to Participant under the Plan and terminate his participation in the Plan.
    Compensation Reduction Election. Prior to the first day of each Plan Year (or initial enrollment in the case of new Participants), a Participant shall designate the portion of his Compensation payable during such Plan Year to be deferred under the terms of this Plan. A Participant's election under this Section 3.2 shall be subject to any minimum and/or maximum deferral percentages and/or dollar amounts prescribed by the Administrator. A separate Compensation reduction agreement shall be required for each Plan Year.
    Irrevocability of Election. Except as otherwise specifically set forth elsewhere in this Plan, a Participant's Compensation reduction election for any Plan Year shall be irrevocable during such year.
    FICA and Other Taxes. For each Plan Year in which a Participate participates in the Plan, the Employer shall, to the extent required by applicable law, withhold from that portion of the Participant's Compensation that is not being deferred under this Plan, the Participant's share of any FICA or other applicable taxes on such deferred amount. If necessary, the Administrator may reduce a Participant's deferred amount in order to fund the required withholding.

  DEFERRED BENEFIT ACCOUNT

    Crediting of Deferral Contributions. Each Participant's Deferral Contributions shall be credited to his Deferred Benefit Account as soon as administratively practicable following the payroll and/or bonus payment date such Deferral Contributions would have been paid to the Participant but for his Compensation reduction election under this Plan.
    Balance of Deferred Benefit Account. As of each Determination Date, the amount credited to a Participant's Deferred Benefit Account shall be the amount credited to his Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's Deferral Contributions since the immediately preceding Determination Date, minus any amount that is paid to or on behalf of a Participant subsequent to the immediately preceding Determination Date, plus or minus any hypothetical investment gains or losses determined in the manner set forth in Section 4.3 below.
    Hypothetical Earnings Credits.
      The Administrator shall designate the "measurement funds" to be used for purposes of debiting or crediting hypothetical earnings on the amounts credited to each Participant's Deferred Benefit Account. The Administrator from time to time may discontinue, substitute or add a measurement fund, provided that any such action to discontinue or substitute any measurement fund may only take effect following at least thirty (30) days advance written notice of such change to the Participants.
      At the time of his initial enrollment in the Plan, each Participant shall elect, from among the measurement funds offered under the Plan, the measurement funds to be used for purposes of determining the hypothetical investment returns to be credited or debited to his Deferred Benefit Account. A Participant may thereafter elect to modify his investment elections as of the first day of any subsequent Plan Year or such other more frequent dates as the Administrator shall specify. A Participant's investment elections hereunder shall apply with respect to both his existing Deferred Benefit Account and his future Deferral Contributions.

    (c) As of each Determination Date, a Participant's Deferred Benefit Account shall be credited or debited, as the case may be, with hypothetical earnings based on the actual investment performance of the applicable measurement fund(s) selected by the Participant; provided, however, following a Participant's termination of employment for any reason other than retirement on or after attaining age 55, the Administrator, in its discretion, may reduce the investment earnings credited to a Participant's Deferred Benefit Account to take into account any Federal and/or state taxes paid by the Employer with respect to realized capital gains, dividends and other income recognized by the Employer by virtue of its actual ownership of such measurement fund(s).

    (d) Notwithstanding any other provision of this Plan or any notice, statement, summary or other communication provided to a Participant that may be interpreted to the contrary, the measurement funds are to be used for measurement purposes only, and a Participant's election of any such measurement fund, the determination of credits and debits to his Deferred Benefit Account based on the measurement funds, the Employer's actual ownership of the measurement funds, and any authority granted by the Employer to a Participant to change the investment of the Employer's assets, if any, may not be considered or construed in any manner as an actual investment of the Deferred Benefit Account in any such measurement fund or to constitute a funding of this Plan.

    Vesting. Each Participant shall be fully vested in his Deferred Benefit Account at all times.

  PAYMENT OF BENEFITS

    Deferred Benefit Account Payout.
      Prior to the first day of each Plan Year (or initial enrollment in the case of new Participants), each Participant must specify the date as of which the portion of his Deferred Benefit Account attributable to such Plan Year shall be paid or commence; provided, however, no such election shall result in a deferral of more than twenty (20) years (including for this purpose the period of any installment distribution). A Participant from time to time may modify his designated benefit commencement date; provided, however, no such modification shall be accepted by the Administrator unless it is made at least twelve (12) months prior to the Participant's designated benefit commencement date then in effect. A Participant shall be required to make a separate benefit commencement election under this Section 5.1(a) with respect to each Plan Year of participation.
      Prior to the first day of each Plan Year (or initial enrollment in the case of new Participants), each Participant must specify the form in which the portion of his Deferred Benefit Account attributable to such Plan Year shall be paid. The optional forms of payment include:

      (i) a single lump sum,

      (ii) annual installments over a period of five (5) years, or

      (iii) annual installments over a period of ten (10) years.

      If a Participant elects an installment form of payment, each such installment payment will be determined annually by dividing the balance of the Participant's Deferred Benefit Account at the time of payment by the remaining installment payments due. An installment form of payment shall be subject to the limitation described in Section 5.1(c) below. A Participant shall be required to make a separate benefit payment election under this Section 5.1(b) with respect to each Plan Year of participation.

      Notwithstanding the foregoing provisions of this Section 5.1 or any other provision in this Plan to the contrary, (i) in the event of a Participant's death, the unpaid balance of the Participant's Deferred Benefit Account shall be paid in a single lump sum to his designated Beneficiary no later than ninety (90) days following the last day of the Plan Year in which the Participant's death occurs; and (ii) in the event of a Participant's Disability, the Administrator, in its discretion, may direct that the unpaid balance of the Participant's Deferred Benefit Account be paid in a single lump sum notwithstanding any payment election of the Participant to the contrary.
    Acceleration of Deferred Benefit Account Payout.
      Notwithstanding any provision in this Plan to the contrary, in the event the Administrator determines that all or any portion of the Deferred Benefit Account of a Participant is subject to federal income taxation prior to actual receipt of distributions from such account, the Employer shall, as soon after such determination as is reasonably practicable, distribute an amount to the Participant from his Deferred Benefit Account to fund the payment of income tax liabilities arising from such determination.

  (b) In the event a Participant incurs a financial hardship (as hereinafter defined), the Participant may request, in the manner prescribed by the Administrator, that he be permitted to terminate his Compensation reduction agreement then in effect and/or receive a distribution from his Deferred Benefit Account equal to the amount of his financial hardship. Any such hardship distribution shall result in an automatic suspension of the Participant's Compenstion reduction agreement then in effect for a period of at least six (6) months. For purposes of the foregoing, a "financial hardship" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Administrator. The Administrator shall approve or disapprove a Participant's request pursuant to this Section.

  5.3 Tax Withholding. To the extent required by law in effect at the time payment is made or Compensation is deferred hereunder, the Employer shall withhold any taxes required to be withheld by any Federal, State or local government from any benefit payment.

  CLAIMS FOR BENEFITS PROCEDURE

    Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Administrator. Such claim shall be reviewed by the "claims representative" (which term shall mean the Administrator, unless another person or committee is designated by the Board to serve as the claims representative) and communicated to the claimant within 90 days after the receipt of such claim unless special circumstances require an extension of time, in which case the 90-day period shall be extended to 180 days. If the claims representative denies a claim for benefits in whole or in part, the notice of denial shall be made in writing and shall contain:
      the specific reason or reasons for denial of the claim;
      a reference to the relevant Plan provisions upon which the denial is based;
      a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and
      an explanation of the Plan's claim review procedure.

    If no such notice is provided, the claim shall be deemed granted.

    Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of denial of the claim, the claimant may within 60 days file a written request to the Administrator (or other person or committee designated by the Board to review appeals of denied claims) requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Administrator. In connection with the claimant's appeal of the denial of his claim, he may review relevant documents and may submit issues and comments in writing.
    Decision Upon Review of Denial of Claim for Benefits. The Administrator shall render a decision on the claim review promptly, but no more than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the 60 day period shall be extended to 120 days. Such decision shall:
      include specific reasons for the decision;
      be written in a manner calculated to be understood by the claimant; and
      contain specific references to the relevant Plan provisions upon which the decision is based.

  The decision of the Administrator shall be final and binding in all respects on both the Employer and the claimant.

  ADMINISTRATION

    General Rights,  Powers, and Duties of Administrator. The Administrator shall be responsible for the management, operation, and administration of the Plan and shall have the following powers and duties, in addition to any powers, rights and duties set forth elsewhere in the Plan:
      to adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;
      to administer the Plan in accordance with its terms and any rules and regulations it establishes;
      to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;
      to construe and interpret the Plan and resolve all questions arising under the Plan;
      to direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;
      to employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Employer, as it deems necessary for the effective exercise of its duties. and may delegate to such agents any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate; and
      to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.
    Information to be Furnished to Administrator. The Employer shall furnish the Administrator such data and information as it may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, personal data, and Compensation reductions. Participants and their Beneficiaries shall furnish to the Employer and Administrator such evidence, data, or information, and execute such documents as the Employer or Administrator reasonably requests.
    Responsibility. No member of the Board or any person appointed by the Board to serve as "Administrator" or "claims representative" shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.
    Administrator Review. Any action on matters within the discretion of the Administrator shall be final and conclusive as to all Participants, former Participants, Beneficiaries and other persons claiming rights under the Plan. The Administrator shall exercise all of the powers, duties and responsibilities set forth hereunder in its sole discretion.

  NO FUNDING

  Title to and beneficial ownership of all assets of the Employer shall at all times remain in the Employer, except as otherwise required by the payment provisions hereof. No Participant (or Beneficiary of any such Participant) shall have any property interest whatsoever in any specific assets of the Employer. No trust arrangement for the benefit of Participants is intended to be created under this Plan and no Participant shall have any rights under this Plan greater than those of an unsecured general creditor of the Employer. Neither the Deferred Benefit Accounts, nor any asset of the Employer, shall be held in any way as security for the Employer's obligations under this Plan. The Deferred Benefit Account of each Participant shall be, and shall remain, a bookkeeping entry only, and this Plan shall not cause any of the Employer's assets to be pledged or otherwise restricted.

  ESTABLISHMENT OF TRUST

  The Employer shall establish and fund a "rabbi trust" for the purpose of assisting it in meeting its obligations to Participants under this Plan. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan and the provisions of the Trust shall govern the rights of the Employer, Participants and the creditors of the Employer to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

  AMENDMENT AND TERMINATION

    Amendment. The Board may amend the Plan, in whole or in part, retroactively or prospectively, at any time. Notice of any such amendment shall be given to each Participant, former Participant and each Beneficiary. No amendment shall decrease the amount credited to a Participant's Deferred Benefit Account as of the date of such amendment or the Participant's rights with respect to that amount.
    Board's Right to Terminate. The Board may terminate the Plan at any time. In the event of any such termination, the Participant's Deferred Benefit Account shall be paid to the Participant in a single lump sum as soon as administratively practicable following such termination date.

  MISCELLANEOUS

    No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Employer in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Employer shall not be required or be liable to make any payment under the Plan.
    No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Employer to continue the services of a Participant, or obligate a Participant to continue in the service of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to a Participant.
    Offset. If at the time any benefit payment is to be made hereunder the Participant (or any beneficiary of such Participant) is indebted or obligated to the Employer, then the payment remaining to be made to the Participant or Beneficiary may, at the discretion of the Employer, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by the Employer not to reduce any such payment shall not constitute a waiver of its claim for such indebtedness or obligation.
    Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to assign, pledge, encumber or otherwise transfer any amounts payable hereunder in advance of actual receipt. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.
    Expenses. The Sponsor shall pay expenses of administration.
    Gender and Number. Wherever appropriate herein, the masculine shall mean the feminine and the singular may mean the plural or vice versa.
    Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Employer, delivered to the principal office of the Employer, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.
    Governing Laws. The Plan shall be construed and administered according to the laws of the State of Kansas, except to the extent preempted by ERISA or other applicable federal law.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Sponsor has caused this document to be executed this 27th day of November, 2001, but effective as of the date set forth herein.

COLLINS INDUSTRIES, INC.
"Sponsor"

By: /s/ Donald Lynn Collins
Title: President & CEO